Exhibit 10.6

SUBSCRIPTION AGREEMENT

TO:	Aimei Health Technology Co., Ltd (the “Company”).

The undersigned hereby subscribes for 1,437,000 ordinary shares (the “Shares”) of the Company. In consideration for the issue of the Shares, the undersigned hereby agrees and undertakes to pay $25,000.00 to the Company.

The undersigned agrees to take the Shares subject to the Memorandum and Articles of Association of the Company and authorizes you to enter the following name and address in the stockholders ledger of the Company:

Name:	Aimei investment Ltd

Address:	Room 102, Unit 2, Building 7, Chunxiaoyuan, Lvcheng Osmanthus Garden, Baiyunyuan Road, Chengnan Street, Tonglu County, Zhejiang Province, China

AIMEI INVESTMENT LTD

Signed:	/s/ Huang Han
Name:	Huang Han
Title:	Director

Dated:	May 1, 2023

Accepted:

AIMEI HEALTH TECHNOLOGY CO., LTD

Signed:	/s/ Juan Fernandez Pascual
Name:	Juan Fernandez Pascual
Title:	CEO

Dated:	May 1, 2023